EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts", in the Registration Statement (Form S-3) and related Prospectus of MTM Technologies, Inc., and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the years ended December 31, 2003 and 2002 included in the Annual Report (Form 10-K) of MTM Technologies, Inc. for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP

Houston, Texas
December 27, 2005